Exhibit 26 (g) i. a. 5

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

As of the effective date of each Agreement, the Amendment Effective Date, the Accelerated Death Benefit Rider (ABR) and the following information regarding the Accelerated Death Benefit Rider will be              in the Agreements.

Accelerated Death Benefit Rider:

The Ceding Company has          ABR:

1.	policies –

The             .

2.	policies –

From the Reinsurer’s perspective,              the ABR.

The methods described above are             .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	SEP 05 2013
Print name: John Occleshaw, MA FIA
Title: Senior Vice-President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Jean-Francois Poulin	Date:	9-9-2013
Print name: Jean-Francois Poulin

Title:	Senior Vice President Life Reinsurance

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Exhibit

Effective Date of Agreement	CLRE’s Treaty Reference Number	Description	TAI Code

8/1/2008		VUL III/SL14

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective April 15, 2013, the Amendment Effective Date, the following will be added to the Claims provision in the Agreements:

The Ceding Company and the Reinsurer will be bound by the applicable             .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	JUN 06 2013
Print name: John Occleshaw, MA FIA
Title: Senior Vice President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John C Knauss	Date:	June 7, 2013
Print name: John Knauss
Title: Branch Representative

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Exhibit

Effective Date of Agreement	Description	TAI Code

8/1/2008	VUL III/SL14

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective May 7, 2013, the Amendment Effective Date, Article I, Item D shall be amended to clarify how the             . Article I - Automatic and Facultative Reinsurance of the Agreements will be replaced with the attached Article I -Automatic and Facultative Reinsurance.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-18-13
Peter G. Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	JUN 06 2013
Print name: John Occleshaw, MA FIA
Title: Senior Vice President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John C Knauss	Date:	June 7, 2013
Print name: John Knauss
Title: Branch Representative

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Exhibit

Effective Date of Agreement	Description	TAI Code

8/1/2008	VUL III/SL14

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The individual this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The Ceding Company .

4.

On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits. The Ceding Company may not reinsure the amount it has retained on the business covered hereunder on any basis whatsoever without the Reinsurer’s written consent.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6.	The individual .

B.

Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article, may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports, or Article IX – Policy Changes or Article X – Increase in Retention.

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

D.	The risk shall of this Agreement. The policy. If the rule.

E.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE CANADA LIFE ASSURANCE COMPANY

(hereinafter the “Reinsurer”)

For new policies issued on or after September 1, 2013, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the Agreements in its entirety with the attached Schedule B – Reinsurance Limits which clarifies the            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-10-13
Peter G. Ferris
Vice President & Actuary

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ John Occleshaw	Date:	SEP 05 2013
Print name: John Occleshaw, MA FIA
Title: Senior Vice-President Reinsurance

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Jean-Francois Poulin	Date:	9-9-2013
Print name: Jean-Francois Poulin
Title: Senior Vice President Life Reinsurance

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Exhibit

Effective Date of Agreement	CLRE’s Treaty Reference Number	Description	TAI Code

8/1/2008		VUL III/SL14

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers on a            .

Reinsurer’s Share: The Reinsurer’s share shall be             % of the first $

Ceding Company’s Retention: The Ceding Company shall retain             % of each risk up to their            .

Jumbo Limit: $             of life insurance as defined in Article I – Automatic and Facultative Reinsurance         .

Reinsurer will be            .

Reinsurer’s Automatic Binding Limit:

$              for issue ages

$            for issue ages

$              for issue ages

$              for issue ages

$              for issue ages

$              for issue ages

$              for issue ages

$                 for issue ages

Automatic Issue Limit: $            .

Example: The Ceding Company issues a $            .

The Ceding Company will retain            .

Issue Ages:

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SCHEDULE B: REINSURANCE LIMITS

(Continued)

CESSION LIMITS PER REINSURER (applies to Automatic and Facultative cases):

Minimum Initial Cession: $

Trivial Amount: $

Minimum Face Amount: $

Minimum Facultative Cession: $